UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2024

TRUBRIDGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2024, TruBridge, Inc. (the “Company”) appointed Vita MacIntyre to serve as the Controller of the Company. In this capacity, Ms. MacIntyre will serve as the Company’s principal accounting officer. Prior to joining the Company, Ms. MacIntyre served as the Assistant Corporate Controller of Diversey, Inc., a provider of hygiene, infection prevention and cleaning solutions, from August 2018 to March 2024. She served as the Global Controller of Curvature, Inc. (f/k/a SMS Systems Maintenance Services, Inc.), an information technology support, products and services provider (“Curvature”), from September 2011 to April 2018, and Director of Accounting of Curvature from May 2011 to September 2011. Prior to this, she held various accounting-related positions at Albemarle-Lithium (f/k/a Chemetall Foote Corp.) and RSM US LLP.

There is no written employment agreement between Ms. MacIntyre and the Company. Her annual base salary is $235,000 and she is eligible to receive discretionary bonuses and to participate in the Company’s Amended and Restated 2019 Incentive Plan, as well as the Company’s regular benefit plans and programs. In connection with Ms. MacIntyre’s appointment as Controller, she entered into a Cash Retention Agreement, dated as of March 27, 2024 (the “Retention Agreement”), providing for a one-time sign-on cash bonus of $40,000, which will be payable within thirty (30) days of her start date. If Ms. MacIntyre’s employment with the Company terminates within eighteen (18) months of her start date due to a reason other than death, disability, or termination by the Company without “Cause” (as defined in the Retention Agreement), the cash bonus will be subject to repayment by Ms. MacIntyre in an amount based on the number of months that she was employed with the Company.

Except for the Retention Agreement, there are no arrangements or understandings between Ms. MacIntyre and any other persons pursuant to which she was appointed as the Company’s Controller and principal accounting officer. There is no family relationship existing between Ms. MacIntyre and any executive officer or director of the Company, and there are no related party transactions between the Company and Ms. MacIntyre that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Cash Retention Agreement, dated March 27, 2024, between TruBridge, Inc. and Vita MacIntyre

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

Date: April 1, 2024	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer

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